UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2005 (March 15, 2005)

COMMUNITY FIRST, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation)	0-49966 (Commission File Number)	04-3687717 (I.R.S. Employer Identification No.)

501 South James M. Campbell Blvd. Columbia, Tennessee (Address of Principal Executive Offices)	38401 (Zip Code)

(931) 380-2265
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

     On March 15, 2005, the board of directors of Community First, Inc. (the “Company”) amended and restated the Company’s bylaws. A copy of the Amended and Restated Bylaws are attached hereto as Exhibit 3.1. Set forth below is a summary of the changes with cross-references to the new sections. The descriptions of the material terms of the Amended and Restated Bylaws set forth below are qualified in their entirety by reference to Exhibit 3.1.

•	The date of the annual meeting of shareholders shall be held on such date and at such place as determined by the board of directors without restriction as to time or place (Section 2.1);

•	The record date for the annual meeting of shareholders shall be fixed by the board of directors on a date not more than seventy (70) days before the meeting (changed from twenty (20) days before the meeting) (Section 2.5);

•	The procedure for director nominations has been changed (Section 2.12);

•	The procedure for shareholder proposals has been changed (Section 2.13);

•	To the extent authorized by the charter, the board of directors shall be divided into three staggered classes (Section 3.2(b)); and

•	Board meetings may be held at such time and place as determined by the board of directors without restriction to the main office of the Company (Section 3.3).

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

3.1	Amended and Restated Bylaws of the Company

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY FIRST, INC.
By:	/s/ Marc R. Lively
Marc R. Lively
Chief Executive Officer/President

Date: March 21, 2005

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of the Company

4